Loan Facility Agreement

This Loan Facility Agreement ("**Loan Facility Agreement**") is entered into as of 20.04.2021, by and between Israel Bar, Israeli ID number 52102084 and Yossef Gotlieb, Israeli ID number 51934487, ("**Lenders**") and (B) Maris Tech Ltd., a company incorporated under the laws of the State of Israel, registration number 514135730, having its principal place of business at 3 Golda Meir St., Ness Ziona, Israel ("**Company**"), each "**Party**" and together "**Parties**".

WHEREAS, Lenders are shareholders in the Company which required funds for its activities;

WHEREAS, The Lenders have, over time, transferred funds to Company which were recorded in Company's books as owner's debit/credit in the amounts set herein:

THEREFORE, the Parties agreed as follows:

1. Facilities, Purpose

At the date of the execution of this Agreement, all outstanding owner's debit/credit in the aggregate total amount of ILS 3,756,944.43 shall be converted to shareholders loans ("**Loan**") as follows:

1.1.1 Israel Bar's owner debit/credit balance shall be converted to a shareholder loan in the amount of 2,486,869.46

1.1.2 Yossef Gotlieb's owner debit/credit balance shall be converted to a shareholder loan in the amount of 1,296,985.55

2. Repayment of Principal and Payment of Interest

The Loan shall not bear interest and shall be due and payable by 24 equal monthly payments, commencing on the second anniversary of the Company IPO.

3. Taxes and Expenses

Each Party shall bear its own taxes and any Party may deduct any amount at source, if required to do so under law.

Company shall reimburse Lender for any costs and expenses, incurred in connection with the enforcement of this Agreement, if required.

4. Assignment and Transfer by Lender

4.1 Lender may assign its claims and assign and transfer by assumption of debt any of its present and future rights and obligations under this Agreement to any other person or corporation. For this purpose, Lender may disclose to the new Lender, as well as to such

contract shall be finally settled under arbitration before a single arbitrator appoint by the Court. The arbitrator shall be an attorney with experience in international mergers and acquisitions or international investments agreements and masters the English language. The arbitration shall be in English and shall be in Tel Aviv, Israel.

6.3 This Agreement may be executed in any number of counterparts, each of whom shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date set below

	Date	Signature
Israel Bar	May 9, 2021	[signature]
Yossef Gotlieb	May 9, 2021	Joseph Gottlieb